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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): June 4, 2002

ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (708) 349-3300

None
(Former name or former address, if changed since last report.)

        This form 8-K/A of Andrew Corporation, (the "company") constitutes Amendment No. 1 to the Company's current report on Form 8-K (the "Original Form 8-K"), which was filed with the Securities and Exchange Commission on June 19, 2002. This amendment sets forth the information required by Items 7(a) and 7(b) omitted from the original Form 8-K.

Item 7.    Financial Statements and Exhibits

  (a)
  With respect to the acquisition of Celiant Corporation ("Celiant") by the company, the following financial statements are presented as follows:

  I.
  Lucent Technologies Inc.'s FreshStart Amplifier Venture Financial Statements.

  A.
  Report of Independent Accountants.

  B.
  Statements of Assets Contributed as of May 31, 2001 and September 30, 2000.

  C.
  Statements of Revenues, International Internal Unit Sales and Intra-Production Transfers, Cost of Goods Sold and Transferred and Direct Operating Expenses for the Eight Months Ended May 31, 2001 and for the Years Ended September 30, 2000 and 1999.

  D.
  Notes to Financial Statements.

  II.
  Celiant Corporation's Financial Statements.

  A.
  Report of Independent Public Accountants.

  B.
  Balance Sheet as of September 30, 2001.

  C.
  Statement of Income for the Period From Inception (March 9, 2001) Through September 30, 2001.

  D.
  Statement of Changes in Stockholders' Equity for the Period From Inception (March 9, 2001) Through September 30, 2001.

  E.
  Statement of Cash Flows for the Period From Inception (March 9, 2001) Through September 30, 2001.

  F.
  Notes to Financial Statements.

  III.
  Unaudited Celiant Corporation Financial Statements as of March 31, 2002.

  A.
  Unaudited Balance Sheet as of March 31, 2002.

  B.
  Unaudited Statement of Income for the Six Months Ended March 31, 2002.

  C.
  Unaudited Statement of Cash Flows for the Six Months Ended March 31, 2002.

  D.
  Notes to Financial Statements

  (b)
  Unaudited pro forma financial information of the Company reflecting the Celiant acquisition is filed as part of this report as follows:

  IV.
  Interim Unaudited Pro Forma Financial Statements.

  A.
  Introduction to Unaudited Pro Forma Financial Statements.

  B.
  Unaudited Pro Forma Balance Sheet as of March 31, 2002.

  C.
  Unaudited Pro Forma Income Statement for the Six Months Ended March 31, 2002.

  D.
  Notes to Unaudited Pro Forma Financial Statements.

(c)
Exhibits

    Exhibit 23.1    Consent of Independent Accountants—PricewaterhouseCoopers LLP

    Exhibit 99.1    Certificate of Chief Executive and Chief Financial Officers

Explanatory Note

        Arthur Andersen LLP audited Celiant Corporation's financial statements for the period from March 9, 2001 through September 30, 2001 included in this Form 8-K/A. Because Celiant's former engagement team leaders have since left Andersen, Andersen did not reissue its report on those financial statements, and a copy of a previously issued report is included herein. Andersen has not consented to the use of such report or to any reference made to their firm in this Form 8-K/A. Andersen was convicted on June 15, 2002 of federal obstruction of justice arising from the government's investigation of Enron Corp. You may have no effective remedy against Andersen in connection with a material misstatement or omission in these financial statements, particularly in the event that Andersen ceases to exist or becomes insolvent as a result of the conviction or other proceedings against Andersen.

        Until the company's consolidated audited financial statements for the fiscal year ending September 30, 2003 become available during the company's first fiscal quarter of 2004, the SEC's current rules would require the company to present or incorporate by reference audited financial statements of Celiant for the period Celiant was audited by Andersen. Prior to that time the SEC may cease accepting financial statements audited by Andersen, in which case the company would be unable to access the public capital markets unless Ernst & Young LLP, the company's current independent accounting firm, or another independent accounting firm, is able to audit the financial statements originally audited by Andersen. Following the conviction of Andersen, the SEC issued a release stating that Andersen has informed the SEC that it will cease practicing before the SEC by August 31, 2002, unless the SEC determines another date is appropriate. Although the SEC has indicated that in the interim it will continue to accept financial statements audited by Andersen, there is no assurance that the SEC will continue to do so in the future. If the SEC declines to accept financial statements audited by Andersen prior to the filing of the company's Form 10-K for the fiscal year ending September 30, 2003, it could impede the company's access to the capital markets.

        Additionally, as a result of the departure of Celiant's former engagement team leaders, Andersen is no longer in a position to consent to the inclusion or incorporation by reference in any prospectus of their report on the above- referenced financial statements, and investors in any offerings for which the company uses their audit report will not be entitled to recovery against them under Section 11 of the Securities Act of 1933 for any material misstatements or omissions in those financial statements.

Item 7(a) I.    Lucent Technologies Inc. FreshStart Amplifier Venture Financial Statements For the Eight Months Ended May 31, 2001 and for the Years Ended September 30, 2000 and 1999

Page(s)
Report of Independent Accountants	5
Financial Statements:
Statements of Assets Contributed as of May 31, 2001 and September 30, 2000	6
Statements of Revenues, International Internal Unit Sales and Intra-Production Transfers, Cost of Goods Sold and Transferred and Direct Operating Expenses for the Eight Months Ended May 31, 2001 and for the Years Ended September 30, 2000 and 1999	7
Notes to Financial Statements	8-11

Report of Independent Accountants

To the Management of
Lucent Technologies Inc.:

        We have audited the accompanying statements of assets contributed of the FreshStart Amplifier Venture ("FreshStart") of Lucent Technologies Inc. ("Lucent") as of May 31, 2001 and September 30, 2000, and the statements of revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses for the eight months ended May 31, 2001 and for the years ended September 30, 2000 and 1999. These financial statements are the responsibility of Lucent's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Andrew Corporation). The financial statements present certain assets of FreshStart, contributed pursuant to the terms of the Series A Convertible Participating Preferred Stock Purchase Agreement dated as of May 25, 2001 between Lucent, FS Corp., Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P. and Pequot Endowment Fund, L.P., the Acknowledgement Agreement dated as of May 31, 2001 between Lucent and Celiant Corporation, and the Acknowledgement Agreement dated July 11, 2002 between Lucent and Andrew Amplifiers Inc., and the revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses of FreshStart and are not intended to be a complete presentation of FreshStart's financial position, results of operations and cash flows. These financial statements have been derived from the consolidated financial statements and accounting records of Lucent and reflect significant assumptions and allocations. Moreover, FreshStart relied on Lucent for administrative, management and other services. The assets contributed and revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses of FreshStart could differ from those that would have resulted had FreshStart operated autonomously or as an entity independent of Lucent.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the assets contributed of FreshStart as of May 31, 2001 and September 30, 2000 and the revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses of FreshStart for the eight months ended May 31, 2001 and for the years ended September 30, 2000 and 1999, all as described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 11, 2002

Lucent Technologies Inc.
FreshStart Amplifier Venture
Statement of Assets Contributed

	May 31, 2001	September 30, 2000
Assets contributed
Research and development equipment, net	$5,791,808	$2,664,894

Assets contributed	$5,791,808	$2,664,894

The accompanying notes are an integral part of these financial statements.

Lucent Technologies Inc.
FreshStart Amplifier Venture
Statement of Revenues, International Internal Unit Sales and Intra-Production Transfers,
Cost of Goods Sold and Transferred and Direct Operating Expenses

		Year Ended September 30,
	Eight Months Ended May 31, 2001
		2000	1999
Revenues, international internal unit sales and intraproduction transfers
Third party revenues	$68,533,978	$86,576,443	$84,452,461
International internal unit sales	26,521,174	20,704,149	5,471,027
Intra-production transfers	308,523,744	281,705,292	114,653,287

Total revenues, international internal unit sales and intra-production transfers	403,578,896	388,985,884	204,576,775
Cost of goods sold and transferred
Cost of goods sold to third parties	35,260,215	36,703,982	43,669,268
Cost of goods sold to international internal units	34,062,807	22,898,758	6,002,612
Cost of goods transferred	308,523,744	281,705,292	114,653,287

Total cost of goods sold and transferred	377,846,766	341,308,032	164,325,167

Gross profit	25,732,130	47,677,852	40,251,608
Direct operating expenses
Research and development	19,571,576	25,441,467	19,963,118

Total direct operating expenses	19,571,576	25,441,467	19,963,118

Excess of revenues, international internal unit sales and intra-production transfers over cost of goods sold and transferred and direct operating expenses	$6,160,554	$22,236,385	$20,288,490

The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements

1.    Background, Nature of Business and Basis of Presentation

  The accompanying financial statements have been prepared to reflect the predecessor operations of the FreshStart Amplifier Venture ("FreshStart"), which commenced operations on June 1, 2001 as Celiant Corporation ("Celiant"). On that date, Lucent Technologies Inc. ("Lucent") simultaneously contributed its radio frequency power amplifier business to FreshStart and entered into agreements for the design, development and supply of Lucent's power amplifiers that were either being manufactured or under development at the time. Lucent received an ownership interest in FreshStart in return for its contribution. An unrelated third party also contributed cash in return for an ownership interest in FreshStart. The statement of assets contributed reflects the terms of the Series A Convertible Participating Preferred Stock Purchase Agreement dated as of May 25, 2001 between Lucent, FS Corp., Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P. and Pequot Endowment Fund, L.P., the Acknowledgement Agreement dated as of May 31, 2001 between Lucent and Celiant, and the Acknowledgement Agreement dated July 11, 2002 between Lucent and Andrew Amplifiers Inc.

  The business which Lucent contributed to FreshStart consists primarily of the following: research and development equipment, personnel primarily focused on research and development, rights to certain intellectual property and a supply agreement (the "contributed business"). This intellectual property had no book value. FreshStart did not assume any liabilities of the amplifier business. Lucent did not contribute manufacturing property and equipment, related personnel or inventory as these were subsequently purchased from Lucent by Celestica Corporation when it entered into a separate supply agreement with Lucent in August 2001 (see Note 8).

  Prior to the formation of Celiant (the "formation"), Lucent's contributed business and the related manufacturing operations in Columbus, Ohio were managed as an internal research and development and production process (together known as the historical "amplifier business"), transferring the majority of its daily production immediately to Lucent's larger wireless base station production process (representing intra-production transfers) for subsequent shipment as a component of a wireless base station cabinet. Such transfers were done at cost, without the use of a formal transfer pricing mechanism or policy. In addition to intra-production transfers, certain amplifiers were transferred to Lucent's international wireless business units (representing international internal unit sales) using Lucent's transfer pricing policy. Furthermore, Lucent's wireless base station business also sold amplifiers to third party customers as spares or as expansion units. The sale of amplifiers to customers with pre-existing base stations were historically recorded by Lucent as third party sales as they were earned (third party revenues).

  Lucent did not maintain the amplifier business as a separate business unit, and external financial statements historically have not been prepared. Therefore, the accompanying financial statements have been derived from the historical accounting records of Lucent in order to present the assets contributed as of May 31, 2001 and September 30, 2000, and the statements of revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses for the eight months ended May 31, 2001 and the years ended September 30, 2000 and 1999 in accordance with accounting principles generally accepted in the United States of America, and reflect significant assumptions and allocations. Moreover, the amplifier business relies on Lucent for certain administrative, management and other services.

  The assets contributed and the revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses of the amplifier business could differ from those that would have resulted had the amplifier business operated autonomously or as an entity independent of Lucent. The historical operating results may not be indicative of the results of operations of the amplifier business in the future.

  The statements of revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses include the revenues, international internal unit sales and intra-production transfers and expenses directly attributable to the amplifier business. For the periods presented, the cost of goods sold and transferred include manufacturing costs allocated from the total Columbus, Ohio wireless base station factory to the amplifier business based upon the amplifier business' pro-rata portion of the total standard cost of goods manufactured at the Columbus, Ohio wireless base station factory for the respective periods. Specifically identifiable production variances, warranty costs and other inventory-related reserves associated with the amplifier products have been included in cost of goods sold and transferred;

  other such costs that are not identifiable to specific product lines have been allocated based upon the amplifier business' pro-rata portion of the total standard cost of goods manufactured at the Columbus, Ohio wireless base station factory.

  The statements of revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses do not include Lucent corporate allocations for certain expenses including costs related to various infrastructure and support services provided by Lucent, interest, income taxes, amortization of intangible assets not directly related to the business or other indirect Lucent corporate expense allocations. Since the amplifier business was not a separate business unit, Lucent had never segregated such operating cost information related to the amplifier business for financial reporting purposes. Accordingly, it is not practicable to isolate or reasonably allocate such Lucent costs to the amplifier business. Research and development costs include actual salaries and bonuses of the individuals that were contributed to FreshStart, as well as depreciation expense on the research and development equipment. Research and development employee-related expenses, including employee benefit plans (see Note 4), travel, training, computer equipment, facilities and supplies, have been allocated to the amplifier business based upon the business' pro-rata portion of Lucent's total wireless networks group's research and development salaries.

  The statements of revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses present intra-production transfers of completed amplifiers at cost, with a resulting gross margin of zero. International internal unit sales and third party sales and the resulting gross margins have been reflected in the statements of revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses at the actual amounts transacted. From time to time, Lucent has provided sales credits and incentives to certain of its customers, often in conjunction with entering into arrangements for large-scale wireless system networks. These credits and incentives may be applicable to all or certain wireless products purchased from Lucent under the arrangement. Because of the integrated nature of these arrangements and their pricing across all of Lucent's wireless products, credits and sales incentives have been allocated to third party amplifier sales based on the pro rata portion of such sales to Lucent's total wireless networks group's sales to customers subject to such credits and incentives.

  Management believes that the methods used to allocate the manufacturing costs and production variances, employee-related expenses and sales credits and incentives are reasonable.

  A statement of cash flows is not presented, as the amplifier business did not maintain a cash balance. All cash flow activities were funded by Lucent and are primarily comprised of amounts for payroll, capital expenditures and any operational cost requirements of the amplifier business. These statements are not intended to be a complete presentation of the amplifier business' financial position, results of operations and cash flows.

2.    Summary of Significant Accounting Policies

  Revenue Recognition

  Third party revenues result from sales of amplifiers to Lucent's service provider customers as spares or as part of expansion units which allow these service providers to expand the capacity of their wireless base station infrastructure. This third party revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured, which is generally upon shipment.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, international internal unit sales and intra-production transfers, cost of goods sold and transferred and direct operating expenses during the periods presented. Actual results could differ from those estimates.

  Research and Development Costs

        Research and development costs are charged to expense as incurred.

3.    Research and Development Equipment, Net

  Research and development equipment is recorded at cost and depreciated over its estimated useful life (principally 3 to 7 years, with certain equipment up to 15 years) using the straight line method. Depreciation expense during the eight months ended May 31, 2001 and the years ended September 30, 2000 and 1999 amounted to $505,770, $605,787 and $372,940, respectively. Repairs and maintenance costs are expensed as incurred. Manufacturing equipment and machinery are not included in the statement of assets contributed as such assets were not transferred to the FreshStart venture.

	May 31, 2001	September 30, 2000
Research and development equipment	$7,803,396	$4,170,712
Less: accumulated depreciation	$2,011,588	$1,505,818

	$5,791,808	$2,664,894

4.    Employee Benefit Plans

  The amplifier business participated in various employee benefit plans which are sponsored by Lucent, including stock option, stock purchase, pension, savings, post-retirement and post-employment plans. Detailed information concerning the costs of these plans is not available for the amplifier business but is included as part of the labor costs allocated by Lucent and reflected in cost of goods sold and transferred and direct operating expenses of the amplifier business. The specific charges and obligations under these plans related to the amplifier business are not separately identifiable.

  The total cost of research and development personnel's employee benefit plans allocated to the amplifier business using the methodology described in Note 1 for the eight months ended May 31, 2001 and the years ended September 30, 2000 and 1999 was $2,455,774, $3,548,168 and $2,513,149, respectively. It is not practicable to isolate the total cost of manufacturing personnel's employee benefit plans allocated to the amplifier business, as manufacturing costs have been allocated in the aggregate from the factory, as described in Note 1. Consistent with Lucent's historical company-wide allocation process, only the service costs associated with the pension and post-retirement plans have been allocated to the amplifier business. Interest cost and return on plan assets are considered corporate-level amounts and are not allocated to business units.

5.    Segment Information

  The amplifier business was part of Lucent's wireless networks group and for purposes of these financial statements is presented as a single segment. The vast majority of the amplifier business' third party revenues related to transactions in the United States of America. The amplifier business' international internal unit sales were generally to Lucent subsidiaries located outside of the United States of America. The geographic regions involved in these sales are considered one geographic segment entitled "International" due to their relative immateriality to total third party revenues, international internal unit sales and intra-production transfers. All of the assets contributed are located in the United States of America.

6.    Commitments and Liens

  Supply Agreements

  In conjunction with the formation of Celiant, Lucent entered into a 63 month supply agreement with Celiant, commencing on June 1, 2001. As amended, the agreement requires Lucent to purchase a minimum of $350 million in Celiant products for each full fiscal year through September 30, 2004, with pro-rata commitments for each partial year. During the period from October 1, 2001 through September 30, 2002, this commitment can be reduced by up to $75 million, with a corresponding increase in the commitment for the period from October 1, 2003 through September 30, 2004.

  Lucent also entered into an interim manufacturing agreement with Celiant to produce the power amplifier products to be provided under the above supply agreement. Under the terms of this agreement, Celiant is required to purchase from Lucent on a contract manufacturing basis all products ordered by Lucent under the supply agreement, although there is no stated dollar value commitment. The manufacturing agreement remains in place until Celiant enters into an agreement directly with Celestica Corporation (see Note 8) to manufacture the power amplifier products.

  Liens

  On February 22, 2001, Lucent entered into agreements for credit facilities with certain financial institutions. These credit facilities are collateralized by liens on substantially all of Lucent's assets, including the assets of FreshStart. However, the terms of the credit facilities do allow for the sale or disposition of assets in specified circumstances. Upon contribution to FreshStart, the lien on the assets of the contributed business was released.

7.    Concentrations

  During the eight months ended May 31, 2001 and the years ended September 30, 2000 and 1999, one customer accounted for 55%, 59% and 75%, respectively, of total third party revenue. The amplifier business performs ongoing credit evaluations of its customers and does not require collateral.

  The amplifier business purchased a significant proportion of its raw material components from one supplier during the periods presented. Management believes that these components could be obtained from alternative suppliers without significant disruption to the amplifier business.

8.    Subsequent Events

  On August 31, 2001, Lucent entered into an agreement with Celestica Corporation ("Celestica") under which it sold its Columbus, Ohio wireless base station manufacturing operations to Celestica. Concurrent with this agreement, Lucent entered into a five-year supply agreement for Celestica to be the primary manufacturer of its wireless networking systems products, including radio frequency power amplifiers. Lucent, Celiant and Celestica agreed to work together to transition the supply agreement for radio frequency power amplifiers from Lucent to Celiant.

  On June 4, 2002, Andrew Corporation purchased Celiant for $203.1 million in cash and 16,278,805 shares of Andrew Corporation's common stock.

Item 7(a)    II. Celiant Corporation Financial Statements for the Period from Inception (March 9, 2001) Through September 30, 2001

This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Celiant Corporation's financial statements as of September 30, 2001 and for the period from inception (March 9, 2001) through September 30, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this Form 8-K/A filing.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the stockholders of Celiant Corporation:

        We have audited the accompanying balance sheets of Celiant Corporation (a Delaware Corporation) as of September 30, 2001, and the related statements of income, stockholders' equity and cash flows for the period from inception (March 9, 2001) through September 30, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celiant Corporation as of September 30, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP
Roseland, New Jersey
November 16, 2001

Celiant Corporation
Balance Sheet as of September 30, 2001

September 30, 2001
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,234,000
Inventories	15,474,000
Prepaid expenses and other current assets	91,000
Deferred income tax assets	1,760,000

Total current assets	78,559,000
PROPERTY AND EQUIPMENT, net	6,194,000
RESTRICTED CASH	3,219,000
OTHER ASSETS	1,888,000

Total assets	$89,860,000

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$193,000
Accounts payable, related party, net	5,508,000
Accrued expenses	6,998,000
Warranty reserve	3,999,000
Income taxes payable	9,572,000

Total current liabilities	26,270,000
DIVIDENDS PAYABLE	1,897,000
OTHER LONG-TERM LIABILITIES	293,000

Total liabilities	28,460,000

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; 125,000,000 shares authorized; 1 share issued and outstanding as of September 30, 2001	—
Series A-1 convertible participating preferred stock, $0.01 par value; 45,833,333 shares authorized; 33,333,333 shares issued and outstanding as of September 30, 2001	333,000
Series A-2 convertible participating preferred stock, $0.01 par value; 54,166,667 shares authorized; 41,666,667 shares issued and outstanding as of September 30, 2001	417,000
Additional paid-in capital	52,207,000
Retained earnings	8,443,000

Total stockholders' equity	61,400,000

Total liabilities and stockholders' equity	$89,860,000

The accompanying notes to financial statements are an integral part of this balance sheet.

Celiant Corporation
Statement of Income
For the Period From Inception (March 9, 2001) Through September 30, 2001

NET SALES	$127,697,000
COST OF SALES	99,918,000

Gross Profit	27,779,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,290,000
RESEARCH AND DEVELOPMENT EXPENSES	4,968,000

Income from operations	17,521,000
INTEREST INCOME	531,000

Income before provision for income taxes	18,052,000
PROVISION FOR INCOME TAXES	7,712,000

Net Income	$10,340,000

The accompanying notes to financial statements are an integral part of this statement.

Celiant Corporation
Statement of Changes in Stockholders' Equity
For the Period From Inception (March 9, 2001) Through September 30, 2001

	Series A-1 Preferred Stock		Series A-2 Preferred Stock
					Additional Paid-In Capital	Retained Earnings
	Shares	Value	Shares	Value			Total
Balance, at date of Inception (March 9, 2001)	—	$—	—	$—	$—	$—	$—
Sale of Series A-1 Preferred Stock, net of issuance costs	33,333,333	$333,000	—	—	$49,564,000	—	$49,897,000
Issuance of Series A-2 Preferred Stock, net of issuance costs	—	—	41,666,667	$417,000	$2,643,000	—	$3,060,000
Cumulative Preferred Stock Dividends	—	—	—	—	—	$(1,897,000)	$(1,897,000)
Net Income	—	—	—	—	—	$10,340,000	$10,340,000

Balance, September 30, 2001	33,333,333	$333,000	41,666,667	$417,000	$52,207,000	$8,443,000	$61,400,000

The accompanying notes to financial statements are an integral part of this statement.

Celiant Corporation
Statement of Cash Flows for the Period From Inception (March 9, 2001)
Through September 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,340,000
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	205,000
Deferred taxes	(1,860,000)
Changes in operating assets and liabilities, net of non-cash transactions—
Inventories	(15,474,000)
Prepaid expenses and other current assets	(91,000)
Restricted cash	(3,219,000)
Other assets	(1,788,000)
Accounts payable	193,000
Accrued expenses	6,492,000
Warranty reserve	3,999,000
Accounts payable, related party, net	5,508,000
Income taxes payable	9,572,000
Other long-term liabilities	293,000

Net cash provided by operating activities	14,170,000

CASH FLOWS FROM INVESTING ACTIVITIES—Capital expenditures	(2,808,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of Series A-1 Convertible Participating Preferred stock, net of offering costs	49,897,000
Issuance costs related to the issuance of Series A-2 Convertible Participating Preferred stock	(25,000)

Net cash provided by financing activities	49,872,000

Increase in cash	61,234,000
CASH, beginning of period	—
CASH, end of year	$61,234,000

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
Contribution of radio frequency power amplifiers business at carry over basis (primarily fixed assets) and issuance of Series A-2 Convertible Participating Preferred stock	3,084,000
Cumulative preferred stock dividend	1,897,000

The accompanying notes to financial statements are an integral part of this statement.

Notes to Financial Statements

1.    Background

        Celiant Corporation (the "Company" or "Celiant"), formerly KPW Corp., and FS Corp., was incorporated under the laws of the state of Delaware on March 9, 2001 and commenced operations in June 2001. The Company designs, manufactures and markets radio frequency ("RF") power amplifiers for use in wireless communications networks for cellular, PCS, 2G and 3G base stations. Celiant's products are based on more than 300 patents and patent applications in power amplifier design, linearization algorithms, radio frequency circuits, and digital signal processing technology.

        In June 2001, Lucent Technologies, Inc. ("Lucent") (which owned 100% of the Company) contributed its radio frequency power amplifier business to the Company in exchange for 41,666,667 shares of Series A-2 Convertible Participating Preferred Stock ("Series A-2 Stock"). The Company accounted for the contribution of the radio frequency power amplifier business utilizing Lucent's carryover basis. Subsequently, in June 2001 the Company sold 33,333,333 shares of Series A-1 Convertible Participating Preferred Stock ("Series A-1 Stock") to investors for $50,000,000, net of issuance costs of $103,000.

2.    Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

        The Company generally recognizes revenue upon shipment of product provided persuasive evidence of an arrangement exists, pricing is fixed and determinable, there are no uncertainties of customer acceptance and collection is probable. The Company is the primary obligator in its sales transactions and determines product and design specifications.

Cash and Cash Equivalents

        The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Inventories

        Inventories consist of finished goods and are stated at the lower of cost or market, with cost determined by the first-in, first-out method.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the related assets (3 to 7 years). Amortization of leasehold improvements is computed over the shorter of the lease term or the estimated useful life of the asset. Repairs and maintenance costs are expensed as incurred.

Long-Lived Assets

        The Company reviews long-lived assets when events or changes in circumstances have occurred that may suggest these assets may be impaired. The review is based on the estimated net cash flows on an undiscounted basis over the remaining amortization period. If the review indicates that the remaining estimated useful life requires revision or that the asset is not recoverable, the carrying amount of the asset would be reduced by the estimated shortfall or cash flows on a discounted basis. Management believes no such events or changes have occurred.

Warranty

        The Company provides a warranty to its major customer that states that the furnished product will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with applicable specifications. The Company provides for the estimated cost to repair or replace products under warranty based on historical experience as well as management judgements.

Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using currently enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates would be recognized in income in the period that includes the enactment date.

Financial Instruments and Concentrations

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains cash balances at several financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation, which is up to $100,000 at each institution. The carrying amount of cash equivalents and accounts receivable approximates fair value.

        Credit is generally granted to customers on an unsecured basis. Through September 30, 2001 the Company had sales to one customer (Lucent) totaling $127,697,000 which was 100% of total sales. The related receivable from this customer was $38,236,000 or 100% of the Company's total receivables as of September 30, 2001 and was subsequently collected. As noted below, these receivables have been offset against accounts payable due to Lucent as of September 30, 2001.

        Through August 31, 2001, the Company outsourced the manufacturing of its products to Lucent. Subsequent to August 31, 2001, the Company outsourced the manufacturing of its products to a public company that had purchased certain operations from Lucent. Total purchases from Lucent and the third party public company were $94,705,000 and $15,474,000, respectively, for the period from inception through September 30, 2001. All payments to both parties are paid through Lucent until the third party public company's transition is complete, which is anticipated during mid-fiscal 2002. Accounts payable, related party represents $43,744,000 due to Lucent and the third party public company for product purchases, offset by $38,236,000 due from Lucent for product sales as of September 30, 2001.

Stock-Based Compensation

        The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost of stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the option exercise price and is charged to operations over the vesting period.

        The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Statements of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation"; and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which services are received for the issuance of equity instruments are accounted for based on the fair value of the equity instrument issued. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur. During 2001 no stock options were issued to non-employees.

Research and Development

        Research and development costs are expensed as incurred.

3.    Property and Equipment

        Property and equipment consists of the following at September 30,

2001
Equipment	$3,084,000
Construction in progress	3,315,000

6,399,000
Less—Accumulated depreciation and amortization	(205,000)

$6,194,000

        Construction in process represents computer software and hardware, furniture and fixtures and a telephone system that was in the process of being installed by the Company as of September 30, 2001. Depreciation on these assets will commence when the assets are placed in service during fiscal 2002.

        Depreciation and amortization expense was $205,000 for the period from inception (March 9, 2001) through September 30, 2001.

4.    Commitments

Leases

        The Company has an operating lease for office space in Warren, New Jersey that requires the Company to pay monthly rent through March 31, 2012. Rent expense for the period of inception (March 9, 2001) through September 30, 2001 was $364,000.

        Future minimum payments under operating leases are as follows—

2002	$1,551,000
2003	2,127,000
2004	2,078,000
2005	2,023,000
Thereafter	12,846,000

Total minimum lease payments	$20,625,000

        Subsequent to year-end the Company entered into an operating lease for a facility in Ohio commencing on October 1, 2001 through March 31, 2007. Future minimum payments under this operating lease are included in the above table.

        Under the Warren, New Jersey facility lease agreement the Company is required to maintain a letter of credit in the amount of $3,219,000 as security. The Company has deposited $3,219,000 as security for this letter of credit and has included this amount as restricted cash in the accompanying balance sheet as of September 30, 2001.

5.    Income Taxes

        The provision for income taxes consists of the following at September 30, 2001

Federal
Current	$7,614,000
Deferred	(1,480,000)

Total Federal provision	6,134,000

State
Current	1,958,000
Deferred	(380,000)

Total state provision	1,578,000

Total provision for income taxes	$7,712,000

        Deferred income taxes reflect the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities as of September 30, 2001 are as follows—

Differences between book and tax basis of—
Deferred taxes assets—current
Warranty reserve	$1,760,000

Deferred tax assets—non-current
Depreciation	1,000
Deferred rent	99,000

Total non-current deferred income tax assets	100,000

Total deferred income tax assets	$1,860,000

        The non-current deferred lax assets are included in other assets in the accompanying balance sheet as of September 30, 2001.

        The following table indicates the significant elements contributing to the difference between the Federal statutory rate and the Company's effective tax rate:

Federal statutory rate	34.0%
State taxes	6.0%
Other	3.0%

Effective tax rate	43.0%

6.    Stockholders' Equity

        On June 1, 2001 the Company entered into the Series A Convertible Participating Preferred Stock Purchase Agreement (the "Agreement"). Under this Agreement the Company issued 33,333,333 shares of Series A-1 Stock, $0.01 par value, for approximately $50,000,000 and issued 41,666,667 shares of Series A-2 Stock, $0.01 par value, for the contribution of Lucent's radio frequency power amplifier business valued at approximately $3,084,000 which was equal to Lucent's carrying cost (primarily fixed assets). The Series A-1 Stock and the Series A-2 Stock are convertible at any time at the option of the holder into such number of shares of common stock by taking the number of shares of Series A-1 Stock or Series A-2 Stock multiplied by $1.50 and then dividing by the conversion price in effect at the time of conversion which is subject to changes as defined in the Agreement ($1.50 at September 30, 2001).

        Each outstanding share of Series A Stock is automatically convertible into one share of fully paid and non-assessable common stock on the date that holders of at least 75% of the outstanding shares of Series A-1 Stock and Series A-2 Stock consent to such conversion or immediately upon the consummation of the Company's sale of its common stock for a public offering price that is not less than $6.00 per share and $50,000,000 in the aggregate. The holders of the Series A-1 Stock and the Series A-2 Stock have the right to one vote for each share of common stock into which the Series A Stock could be converted at the Company's effective conversion rate as defined. The holders of the Series A-1 Stock are entitled to receive dividends at an annual rate of 6% of the Series A-1 Liquidation Value ($1.50 per share) or $.09 per share. Holders of the Series A-2 Stock are entitled to receive dividends at an annual rate of 6% of the Series A-2 Liquidation Value ($1.20 per share) or $.072 per share payable on the last day of the fiscal year ending on December 31 with dividends for a partial fiscal year accruing on a pro rata basis.

        The dividends are payable in cash or at the option of the holder, in fully paid and non-assessable shares of aeries A-1 Stock with respect to Series A-1 dividends and shares of Series A-2 Stock with respect to Series A-2 dividends. If the holder elects to take the dividend in shares of the Series A Stock, the shares shall be valued by the Board of Directors in accordance with the Agreement. All dividends are cumulative and are deemed to accrue whether or not declared, by the Board of Directors from and after the date of issuance up to 5 years from the date of original issuance. As of September 30, 2001 approximately $1,897,000 of dividends have been accrued in the accompanying balance sheet.

7.    Stock Options

        On June 1, 2001 the Company established the Celiant Corporation 2001 Stock Option Plan (the "Plan") under which up to 25,000,000 shares of its common stock are available for grant as incentive stock options or nonqualified stock options. The Plan is for designated employees, officers, directors certain consultants and advisors that perform services for the Company. The exercise price of the incentive stock options granted may not be less than 100% of the fair market value of a share of common stock on the date of grant, or in the case of a 10% owner, 110% of the fair market value of a share of common stock on the date of grant. The options expire no later than 10 years from the date of grant or when employment ceases, which ever comes first. Options generally become exercisable immediately upon their vesting, which is determined at the discretion of the stock option committee of the Board of Directors on a grant by grant basis and is designated in the applicable stock option award agreement.

        Information relative to the Plan is as follows—

	Options	Exercise Price Per Share	Weighted Average Exercise Price
Options outstanding at date of inception (March 9, 2001)
Granted	18,720,450	$.90	$.90
Cancelled	(54,000)	$.90	$.90

Options outstanding at September 30, 2001 (0 exercisable)	18,666,450	$.90	$.90

        The Company accounts for its employee stock options plan based upon the "intrinsic value" method set forth in APB 25. Had compensation costs for the Company's stock options been determined consistent with SFAS No. 123, the Company's pro-forma net income would have been $10,039,000 for the period from inception (March 9, 2001) through September 30, 2001. Under SFAS No. 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the weighted average assumptions as follows: (i) risk free interest rate of 5.01% (ii) expected life of approximately ten years for all years; and (iii) expected volatility of 101%. The weighted average fair value of the options granted during 2001 was $.86.

8.    Related Party Transactions

        On June 1, 2001 the Company entered in to a supply agreement with Lucent for a period of 40 months. Under this agreement, Lucent agreed to purchase a minimum of $350,000,000 of product for each full year of the agreement, with the fiscal year commencing on October 1, 2001. The minimum commitment from Lucent is $1.2 billion for the full 40 month period.

        On May 31, 2001 the Company entered into a Transition Service Agreement with Lucent in which Lucent will assist in separating Celiant's business activities, to accomplish an orderly transfer of services and achieve physical separation from Lucent. The term of this agreement commenced on June 1, 2001 and continues for six months, subject to extension. Any request to modify or extend the scope of the agreement requires 30 days written notice. All services are billed monthly and are based on actual services used. These services are provided at the hourly rate currently charged interdepartmentally within Lucent. These services cover but are not limited to communications, information technology support, and general business operations support services. Through September 30, 2001 the Company has paid Lucent approximately $591,000 and has accrued an additional $464,000 under this agreement.

        On June 1, 2001, the Company entered into an Interim Supply Agreement with Lucent in which Lucent agreed to be the contract manufacturer for all of the Company's power amplifiers until such time an independent third party-completes its acquisition of certain manufacturing operations from Lucent (see Note 2).

9.    Subsequent Event

        On October 15, 2001, the Company sold 3,333,333 shares of Series A-1 Convertible Participating Preferred Stock, $0.01 par value, for $5,000,000 to a new member of the Board of Directors with the same terms and conditions as the Series A-1 Stock as defined in Note 6.

Item 7(a) III.    Unaudited Celiant Corporation Financial Statements as of March 31, 2002

Celiant Corporation
Unaudited Balance Sheet as of March 31, 2002
Dollars in thousands

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,467
Accounts Receivable	61,155
Prepaid expenses and other current assets	407
Deferred income tax asset	1,760

Total current assets	123,789
PROPERTY AND EQUIPMENT, net	12,863
RESTRICTED CASH	3,218
OTHER ASSETS	6,538

Total assets	$146,408

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$47,378
Accrued expenses	5,620
Warranty reserve	9,500
Income taxes payable	3,768

Total current liabilities	66,266
DIVIDENDS PAYABLE	4,318
OTHER LONG-TERM LIABILITIES	1,144

Total liabilities	71,728

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; 125,000,000 shares authorized; 1 share issued and outstanding as of March 31, 2002	—
Series A-1 convertible participating preferred stock, $0.01 par value; 45,833,333 shares authorized; 36,666,666 shares issued and outstanding as of March 31, 2002	367
Series A-2 convertible participating preferred stock, $0.01 par value; 54,166,667 shares authorized; 41,666,667 shares issued and outstanding as of March 31, 2002	417
Additional paid-in capital	57,173
Retained earnings	16,723

Total stockholders' equity	74,680

Total liabilities and stockholders' equity	$146,408

Celiant Corporation
Unaudited Statement of Income for the Six Months Ending March 31, 2002
Dollars in thousands

NET SALES	$184,856
COST OF SALES	145,293

Gross Profit	39,563
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,194
RESEARCH AND DEVELOPMENT EXPENSES	13,190

Income from operations	18,179
INTEREST INCOME	931

Income before provision for income taxes	19,110
PROVISION FOR INCOME TAXES	8,409

Net Income	$10,701

Celiant Corporation
Unaudited Statement of Cash Flows for the Six Months Ending March 31, 2002
Dollars in thousands

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,701
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	696
Deferred taxes	(2,885)
Changes in operating assets and liabilities, net of non-cash transactions—
Accounts receivable	(22,955)
Inventories	15,474
Prepaid expenses and other current assets	(316)
Other assets	(974)
Accounts payable	3,447
Accrued expenses	(1,378)
Warranty reserve	5,501
Income taxes payable	(5,804)
Other long-term liabilities	865

Net cash provided by operating activities	2,372

CASH FLOWS FROM INVESTING ACTIVITIES—Capital expenditures	(8,139)
CASH FLOWS FROM FINANCING ACTIVITIES—Proceeds from the sale of Series A-1 Convertible Participating Preferred stock, net of offering costs	5,000

DECREASE IN CASH	(767)
CASH, beginning of period	61,234

CASH as of end of the period	$60,467

NOTES TO FINANCIAL STATEMENTS

NOTE A.    BASIS OF PRESENTATION

        The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending September 30, 2002.

NOTE B.    RELATED PARTY TRANSACTIONS

        On June 1, 2001 Celiant entered into a supply agreement with Lucent Technologies. Celiant's $184.9 million of sales for the six months ending March 31, 2002 are all sales to Lucent under this supply agreement.

        Celiant's September 30, 2001 balance sheet reported accounts payable, related party, net of $5.5 million. This consisted of accounts receivable from Lucent of $38.2 million netted with accounts payable of $43.7 million to Lucent. Celiant no longer considers transactions with Lucent to be related party transactions and thus no longer nets these accounts. The accounts receivable of $61.2 million and accounts payable of $47.4 million as of March 31, 2002 are both with Lucent. Celiant's accounts payable with Lucent are payables relating to contract manufacturing performed by Celestica Corporation. Lucent has a contract manufacturing relationship with Celestica, which will be transferred to Celiant in the future. In the future these payables will be between Celiant and Celestica.

NOTE C.    ACQUISITION BY ANDREW CORPORATION—SUBSEQUENT EVENT

        On February 19, 2002 Celiant entered into a definitive agreement to be acquired by Andrew Corporation. Under this agreement Andrew will acquire Celiant for $203 million in cash and 16,278,805 shares of Andrew common stock. This transaction was completed in June of 2002.

ITEM 7(b)    Unaudited Pro Forma Financial Information

  Introduction to Unaudited Pro Forma Financial Information

        The company acquired Celiant Corporation on June 4, 2002 and will account for this transaction using the purchase method of accounting. The company is providing an unaudited pro forma balance sheet as of March 31, 2002 and an unaudited pro forma statement of income for the six months ending March 31, 2002. The pro forma balance sheet has been prepared as if the acquisition took place on March 31, 2002. The pro forma statement of income has been prepared as if the acquisition occurred on October 1, 2001. The pro forma adjustments are described in the accompanying notes and are based upon assumptions that the company believes are reasonable. The assets and liabilities of Celiant were recorded based on a preliminary estimate of fair value. This estimate was determined by management and independent appraisal based upon currently available information and assumptions as to future operations. Consequently, the amounts reflected in the pro forma balance sheet are subject to change.

        Celiant was formed by Lucent Technologies' contribution of its power amplifier business to Celiant. Celiant started operations on June 1, 2001. Prior to this, Celiant did not operate as a separate business unit of Lucent and thus did not produce separate financial statements. Included in this Form 8-K/A is financial data for Lucent's FreshStart Amplifier Venture. This financial data represents Lucent's power amplifier operations before they were contributed by Lucent to form Celiant Corporation. This financial data is based upon allocations of manufacturing and other costs from Lucent. The majority of the revenue in this data is based upon intra-business unit transfers, which were done at cost without a formal transfer pricing mechanism or policy. The adjustments required to reflect this revenue as third party sales would require the company to make significant forward-looking assumptions about pricing. Additionally, these statements do not reflect expenses such as selling, marketing, administrative and other management services that were performed by Lucent. Estimation of these expenses that would have been incurred if these operations were combined with the company's would require the use of forward-looking information.

        Also included in this Form 8-K/A is Celiant's audited statement of income for the period from inception (March 9, 2001) through September 30, 2001. Celiant was incorporated in March 2001 and operations started in June 2001. This statement of income shows Celiant's results of operations from June 2001 to September 2001. This statement of income does not contain all of the costs of a stand-alone company. Lucent provided Celiant with services based on a transition services agreement and priced these services based on an interdepartmental rate used internally at Lucent. Lucent provided services such as communications, information technology support, and general business support services. Estimation of the expenses that would have been incurred if Celiant was combined with the company would require the use of forward-looking information.

        Presenting a meaningful pro forma income statement for fiscal year 2001 would require the company to make significant estimates based on forward-looking information. Therefore the company is not providing a pro forma statement of income for fiscal year 2001. The company believes that the combination of its operations with Celiant's will provide significant synergies and cost savings in the future. The company did not feel that it was appropriate to use forward-looking forecasts of revenue and costs to restate fiscal year 2001. The pro forma income statement for the first six months of fiscal year 2002 does not contain the impact of the synergies the company hopes to achieve, but does provide a reasonable approximation of what the combined company's results would have been.

        The accompanying pro forma financial statements only provide an approximation of what the company would have actually looked like had the company completed the acquisition of Celiant on March 31, 2002 for the pro forma balance sheet and as of October 1, 2001 for the pro forma statement of income. These statements are based on a preliminary valuation of Celiant's assets and liabilities and on estimates made by the company's management. These pro forma financials do not purport to be indicative of the company's future performance.

UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 2002
Dollars in thousands

	ANDREW	CELIANT	PRO FORMA ADJUSTMENTS		PRO FORMA
ASSETS
Current Assets
Cash and cash equivalents	$171,908	$60,467	$(217,300 63,000	)(1) (3)	$78,075
Accounts receivable, less allowances	167,539	61,155			228,694
Inventories
Finished products	76,017	—			76,017
Materials and work in process	104,800	—			104,800

Net Inventory	180,817	—	—		180,817
Miscellaneous current assets	9,809	2,167			11,976

Total Current Assets	530,073	123,789	(154,300)		499,562
Other Assets
Cost in excess of net assets of Businesses acquired	42,132	—	331,504	(2)	373,636
Investment in and advances to affiliates	3,886	—			3,886
Other assets	6,952	8,995	(1,355	)(2)	14,592
Intangible Assets, less amortization	2,785	761	42,800	(2)	46,346
Property, Plant and Equipment
Land and Land Improvements	21,692	—			21,692
Buildings	108,937	—			108,937
Equipment	424,782	13,724			438,506
Less allowances for depreciation	346,253	861			347,114

Net Property, Plant and Equipment	209,158	12,863	—		222,021
Total Assets	794,986	146,408	218,649		1,160,043

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Notes payable	3,769	—	63,000	(3)	66,769
Accounts payable	42,571	47,378			89,949
Accrued expenses and other liabilities	24,969	12,033			37,002
Compensation and related expenses	19,816	3,087			22,903
Income taxes	(2,296)	3,768			1,472
Current portion of long-term debt	5,978	—			5,978

Total Current Liabilities	94,807	66,266	63,000		224,073
Deferred Liabilities	38,531	1,144	(32,000	)(2)	7,675
Long-Term Debt, less current portion	39,349	—			39,349
Dividends Payable	—	4,318	(4,318	)(2)	—
Stockholders' Equity
Common Stock	1,027				1,027
Convertible preferred stock, series A-1	—	367	(367	)(2)	—
Convertible preferred stock, series A-2	—	417	(417	)(2)	—
Additional paid-in capital	67,222	57,173	78,952 (57,173	(1) )(2)	146,174
Retained earnings	841,386	16,723	(16,723	)(2)	841,386
Accumulated other comprehensive income	(46,244)	—			(46,244)
Treasury stock	(241,092)		187,695	(1)	(53,397)

Total Equity	622,299	74,680	191,967		888,946

Total Liabilities & Stockholders' Equity	794,986	146,408	218,649		1,160,043

UNAUDITED PRO FORMA
STATEMENT OF INCOME
FOR THE SIX MONTHS ENDING
MARCH 31, 2002
Dollars in thousand, expect per share amounts

	ANDREW	CELIANT	PRO FORMA ADJUSTMENTS		TOTAL PRO FORMA
Sales	$423,230	$184,856			$608,086
Cost of Sales	307,300	145,293			452,593

Gross Profit	115,930	39,563			155,493
Operating Expenses
Research and development	26,187	13,190			39,377
Sales and administrative	73,270	8,154			81,424
Amortization of intangible assets	300	40	6,100	(4)	6,440

Total Operating Expense	99,757	21,384	6,100		127,241

Operating Income	16,173	18,179	(6,100)		28,252
Other
Interest expense	2,659		945	(5)	3,604
Interest income	(1,756)	(931)			(2,687)
Other (income)	(877)	—	—		(877)
Gain on the sale of equity investments	(8,651)	—			(8,651)

Total Other (Income)	(8,625)	(931)	945		(8,611)

Income before Taxes	24,798	19,110	(7,045)		36,863
Income taxes	6,165	8,409	(380	)(6)	14,194

Net Income	18,633	10,701	(6,665)		22,669

Basic Net Income per Share	$0.23				$0.23

Diluted Net Income per Share	$0.23				$0.23

Average basic shares outstanding	81,696		16,279	(7)	97,975

Average diluted shares outstanding	81,864		16,279		98,143

Notes to the Unaudited Pro Forma Financial Statements

1.    Record purchase consideration of Celiant acquisition. The purchase price is composed of $217 million of cash payments and 16.3 million shares of the company's stock valued at $267 million for total purchase consideration of $484 million. The $217 million of cash payments is made up of $203 million paid to the sellers and $14 million for acquisition related costs.

Cash to sellers	$203,100
Cash paid for acquisition costs	14,200

Total cash paid	217,300
Treasury Stock	187,695
Additional paid-in capital	78,952

Total stock consideration	266,647
Total purchase consideration	$483,947

2.    Purchase accounting entries. These entries eliminate pre-acquisition equity of Celiant, eliminates an asset for transaction costs recorded on Celiant's books, records a deferred tax asset for exercise of pre-acquisition Celiant options, records identifiable intangibles and records the excess of the purchase consideration over the estimated fair value of assets acquired. The entries are as follows:

Convertible preferred stock, A-1	$367
Convertible preferred stock, A-2	417
Additional paid-in capital	57,173
Retained earnings	16,723
Other assets	(1,355)
Deferred income tax asset	32,000
Dividends payable	4,318
Identifiable intangible assets	42,800
Goodwill	331,504

Total purchase accounting	$483,947

3.    Estimated Debt. Based on estimated combined cash flow the combined company would have had to borrow an additional $63 million to finance the acquisition.

4.    Amortization of Intangible Assets. Represents six months amortization of identifiable intangibles acquired with Celiant.

5.    Interest adjustment. Represents six months of additional interest expense on $63 million of notes payable borrowed to finance the acquisition. The company's incremental interest rate was 3.0%. The interest expense was computed as follows:

Borrowings	$63,000
Interest rate	3.0%

1,890
Period outstanding	180/360
Additional interest	$945

6.    Taxes. Tax adjustment to reflect the tax impact of the pro forma interest expense adjustments. There is no tax benefit on amortization of the identifiable intangibles.

7.    Shares. The company issued 16,278,805 shares out of treasury stock to complete the Celiant acquisition.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date August 6, 2002	By:	/s/ CHARLES R. NICHOLAS Charles R. Nicholas Vice Chairman and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Exhibit Index:

Exhibit No.	Description
Exhibit 23.1	Consent of Independent Accountants—PricewaterhouseCoopers LLP
Exhibit 99.1	Certificate of Chief Executive and Chief Financial Officers

QuickLinks

  Item 7. Financial Statements and Exhibits
  Item 7(a) I. Lucent Technologies Inc. FreshStart Amplifier Venture Financial Statements For the Eight Months Ended May 31, 2001 and for the Years Ended September 30, 2000 and 1999
  Item 7(a) II. Celiant Corporation Financial Statements for the Period from Inception (March 9, 2001) Through September 30, 2001
  Item 7(a) III. Unaudited Celiant Corporation Financial Statements as of March 31, 2002
  ITEM 7(b) Unaudited Pro Forma Financial Information
SIGNATURE
  Exhibit Index